Exhibit 99.1

WesBanco Announces Fourth Quarter 2019 Financial Results

Wheeling, WV, January 27, 2020 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and twelve months ended December 31, 2019.  Net income for the three months ended December 31, 2019 was $36.4 million, with diluted earnings per share of $0.60, compared to $43.9 million and $0.80 per diluted share, respectively, for the fourth quarter of 2018.  For the twelve months ended December 31, 2019, net income was $158.9 million, or $2.83 per diluted share, compared to $143.1 million, or $2.92 per diluted share, for the 2018 period.  Net income excluding after-tax merger-related expenses for the three months ended December 31, 2019, increased 1.0% year-over-year to $45.5 million, or $0.75 per diluted share as compared to $0.82 per diluted share in the prior year quarter, a decrease of 8.5% (non-GAAP measures).  On the same basis, net income for the twelve months ended December 31, 2019 increased 9.3% year-over-year to $171.8 million, or $3.06 per diluted share, down 4.7% when compared to $3.21 per diluted share in the prior year period (non-GAAP measures).

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2019		2018		2019		2018
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$45,478	$0.75	$45,025	$0.82	$171,827	$3.06	$157,221	$3.21
Less: After tax merger-related expenses	(9,102)	(0.15)	(1,097)	(0.02)	(12,954)	(0.23)	(14,109)	(0.29)
Net income (GAAP)	$36,376	$0.60	$43,928	$0.80	$158,873	$2.83	$143,112	$2.92
(1)	See non-GAAP financial measures for additional information relating to the calculation of these items.

On April 5, 2018, WesBanco consummated the merger with First Sentry Bancshares, Inc. (“FTSB”), a bank holding company headquartered in Huntington, WV with $0.7 billion in assets, excluding goodwill.  On August 20, 2018, WesBanco consummated the merger with Farmers Capital Bank Corporation (“FFKT”), a bank holding company headquartered in Frankfort, KY with approximately $1.6 billion in assets, excluding goodwill.  In addition, on November 22, 2019, WesBanco consummated the merger with Old Line Bancshares, Inc. (“OLBK”), a bank holding company headquartered in Bowie, MD with approximately $3.0 billion in assets, excluding goodwill.  Financial results for FTSB, FFKT, and OLBK have been included in WesBanco’s results from their respective merger consummation dates.

Financial and operational highlights during the quarter ended December 31, 2019:

•	Successful completion of the merger with OLBK, a top ten financial institution in the state of Maryland
•	WesBanco Bank, Inc. was awarded its seventh consecutive composite “Outstanding” rating by the Federal Deposit Insurance Corporation (FDIC) for its Community Reinvestment Act (CRA) performance
•	Mortgage banking income increased 91.6% and 40.7%, year-over-year, for the quarter and full year periods, respectively
•	Continued expense management demonstrated by a year-to-date efficiency ratio of 56.68% (non-GAAP measure)
•

Key credit quality metrics such as non-performing assets, past due loans, allowance for loan loss ratios, and net loan charge-offs, as percentages of total portfolio loans, continue to remain at low levels and comparable to peer banks, those with total assets between $10 billion and $25 billion

•	The limitation on interchange fees for debit card processing that resulted from the Durbin amendment in the 2010 Dodd-Frank Act took effect during the third quarter of 2019
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This limitation, which applies to banks with more than $10 billion in total assets, reduced fourth quarter after-tax earnings by $2.3 million, or $0.04 per diluted share, and year-to-date after-tax earnings by $3.8 million, or $0.07 per diluted share

Todd F. Clossin, President and Chief Executive Officer of WesBanco, commented, “2019 was another successful year for WesBanco – one that was also full of milestones.  Solid execution on our strategies allowed us to generate record annual earnings of $159 million, or $172 million, when excluding merger-related costs.  On November 22nd, we welcomed the customers and employees of Old Line Bancshares into the WesBanco family.  In addition to maintaining a strong commitment to client service and community banking, I am excited about our opportunities in the Mid-Atlantic market as we work to enhance customer relationships through new and expanded products and services, and provide enhanced career opportunities for our newest employees.”

Mr. Clossin added, “Through our merger with Old Line, we expanded our franchise into the dynamic Mid-Atlantic market with strong deposit market share in the fast growing Baltimore and Washington D.C. MSAs, as well as crossing $15 billion in total assets.  Further, due to the hard work and dedication of our employees, WesBanco Bank earned its seventh consecutive “Outstanding” Community Reinvestment Act rating.  We continue to believe we are well-positioned for long-term success, and remain positive about our opportunities for the upcoming year, as we focus internally on organic growth and ensuring a successful integration of our Mid-Atlantic franchise.”

Balance Sheet

Portfolio loans of $10.3 billion as of December 31, 2019 increased 34.1% when compared to the prior year period due to the OLBK acquisition.  Total organic loan growth was 1.1% year-over-year, driven by the C&I and residential real estate loan categories, which were partially offset by elevated levels of commercial real estate loans being refinanced in an aggressive secondary market.  The commercial real estate payoffs during the fourth quarter were almost triple the more normalized quarterly average experienced during the first half of 2019, which negatively impacted organic fourth quarter year-over-year loan growth by approximately two percentage points.  Total deposits increased 24.6% year-over-year to $11.0 billion due to the OLBK acquisition.  Total deposits, excluding the OLBK acquisition, decreased $246.5 million, or 2.8%, year-over-year due to a $260.7 million reduction in certificates of deposit, as higher cost CDs were allowed to runoff.

Credit Quality

Overall, we believe our credit quality ratios remained strong as we balanced disciplined loan origination in the current environment with prudent lending standards.  As of December 31, 2019, both non-performing loans and non-performing assets as percentages of the total loan portfolio and total assets, respectively, have remained relatively low and consistent throughout the last five quarters.  Criticized and classified loan balances decreased to 2.17% of total portfolio loans, as compared to 2.24% during the third quarter of 2019.  The provision for credit losses decreased to $1.8 million for the quarter, and annualized net loan charge-offs to average loans for the full year period were nine basis points.  Fourth quarter annualized net charge-offs of 20 basis points were higher than normal due primarily to the pay-off of three previously-acquired, credit-impaired loans that had been assigned credit marks and previously recognized reserves.

The current expected credit loss (“CECL”) model became effective for WesBanco on January 1, 2020.  As part of our implementation process, we previously disclosed a range of up to a 30% increase in the allowance for loan losses for WesBanco, excluding the impact from OLBK.  Including our fourth quarter of 2019 acquisition of OLBK in the analysis and subject to purchase accounting adjustments, we now expect an increase of approximately 40% to 60% in the first quarter of 2020 allowance for credit losses, which represents a 20 to 25 basis point decline in the Tier 1 risk-based capital ratio, if applied on a pro-forma basis, as of December 31, 2019.  The ultimate impact of adoption will depend on the finalization of the purchase accounting for OLBK which could impact the estimated range of potential outcomes noted above.

Net Interest Margin and Income

The net interest margin of 3.55% for the fourth quarter of 2019 decreased 17 basis points year-over-year and 1 basis point from the third quarter.  Year-over-year, the net interest margin decreased primarily due to the lower interest rate environment from the three decreases in the Federal Reserve Board’s target federal funds rate during the second half of 2019, as well as a flattening of the yield curve.  Accretion from acquisitions benefited the fourth quarter net interest margin by 22 basis points, as compared to 23 basis points in the prior year period and 13 basis points during the third quarter.  Year-to-date accretion was 19 basis points, as compared to 14 basis points in the prior year.

Net interest income increased $5.2 million, or 5.1%, during the fourth quarter of 2019, as compared to the same quarter of 2018, due to a 9.6% increase in average total earning assets, primarily driven by the OLBK acquisition and related accretion from purchase accounting, partially offset by the lower loan yields, reflecting the three decreases in the Federal Reserve Board’s target federal funds rate during the second half of 2019.  For the twelve months ended December 31, 2019, net interest income increased $52.7 million, or 15.2%, due to higher average total earning assets from organic growth and the OLBK acquisition, and an overall higher net interest margin, reflecting a higher interest rate environment during the first half of 2019.

Non-Interest Income

For the fourth quarter of 2019, non-interest income of $30.8 million increased $4.3 million, or 16.1%, from the fourth quarter of 2018, driven by organic growth and the OLBK acquisition, which accounted for approximately a third of the increase.  Other income increased $2.7 million, or 84.1%, due to higher commercial customer loan swap-related income.  Net securities gains increased $1.8 million, or 139.9%, due to a negative $1.1 million market adjustment in the prior year period on the deferred compensation plan, which had an offsetting reduction in employee benefits expense.   Mortgage banking fees increased $1.4 million, or 91.6%, compared to the prior year period, due to growth in residential mortgage origination dollar volume and the associated sale of approximately one-half of those originations into the secondary market.  Electronic banking fees decreased $2.3 million as compared to the prior year period reflecting an approximate $2.8 million impact from the limitation on interchange fees for debit card processing that resulted from the Durbin amendment in the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), partially offset by higher point-of-sale and ATM transactions by both legacy WesBanco and our new OLBK customers.

For the twelve months ended December 31, 2019, non-interest income increased $16.4 million, or 16.4%, year-over-year to $116.7 million.  In addition to the items discussed above, the primary drivers of this increase were the larger customer deposit base and higher transaction volumes associated with the FTSB and FFKT acquisitions, which positively benefited service charges on deposits and electronic banking fees, while the addition of the trust business from FFKT benefited trust fees.  Despite the higher transaction volumes, electronic banking fees decreased $0.7 million, or 2.9%, year-over-year due to the limitation on interchange fees, as mentioned above, which reduced fees during the second half of 2019 by approximately $4.7 million.

Non-Interest Expense

We believe that total operating expenses continued to be well-controlled during both the three- and twelve-month periods ending December 31, 2019, as demonstrated by an efficiency ratio of 58.29% and 56.68%, respectively.  Excluding merger-related expenses, non-interest expense for the three months ended December 31, 2019 increased $11.4 million, or 16.4%, to $81.0 million compared to the prior year period, primarily reflecting the OLBK acquisition, which accounted for approximately 42% of the increase.  As previously disclosed, anticipated cost savings associated with the OLBK acquisition will begin to be realized during the second quarter of 2020.  This year-over-year increase is primarily due to higher salaries and wages, employee benefits, net occupancy, equipment, and other operating costs associated with additional staffing and financial center locations from the OLBK acquisition.  In addition, salaries and wages reflect the annual mid-year merit increases, and higher incentive and stock compensation.  Employee benefits in the prior year period, as mentioned above, were positively impacted by the $1.1 million reduction in the deferred compensation plan obligations due to market declines, while during 2019, healthcare expenses increased $3.7 million, or 21.5%, partially reflective of the two acquisitions during 2018.

For the twelve months ended December 31, 2019, non-interest expense, net of merger-related expenses, increased $48.4 million, or 19.6%, to $295.8 million compared to the prior year period, reflecting the three acquisitions and similar factors noted above for the quarterly period.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards.  At December 31, 2019, Tier I leverage was 11.30%, Tier I risk-based capital was 12.89%, total risk-based capital was 15.12%, and the common equity Tier 1 capital ratio (“CET 1”) was 12.89%.  Tier 1 leverage and Tier 1 risk-based capital ratios were adversely impacted by the movement of $136.5 million of trust preferred securities (TruPS) from Tier 1 to Tier 2 risk-based capital, as required by the Dodd-Frank Act for financial institutions with total assets greater than $15 billion.  Tangible common equity increased to 10.02% at period-end from 9.28% as of December 31, 2018, as an increase in other comprehensive income from the mark-to-market of the available-for-sale portion of the investment portfolio benefitted this ratio, as well as increased retained earnings.

On December 19, 2019, WesBanco’s Board of Directors authorized the adoption of a new stock repurchase plan for the purchase of up to an additional 1.7 million shares of WesBanco common stock, representing approximately 2.5% of outstanding shares, from time to time on the open market, which is in addition to the existing plan approved by the Board of Directors on October 22, 2015.  During the fourth quarter of 2019, WesBanco repurchased 254,688 shares of its outstanding common stock on the open market at a total cost of $9.5 million, or $37.30 per share.  As of December 31, 2019, approximately 2.5 million shares remained for repurchase.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the fourth quarter of 2019 at 10:00 a.m. ET on Tuesday, January 28, 2020.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10136708.  The replay will begin at approximately 12:00 p.m. ET on January 28, and end at 12 a.m. ET on February 11.  An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2018 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q’s for the quarters ended March 31, June 30, and September 30, 2019, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and Old Line may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Old Line may not be fully realized within the expected timeframes; disruption from the merger of

WesBanco and Old Line may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; changes in accounting standards, rules and interpretations such as the new CECL standard, and the impact on WesBanco’s financial statements; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel.  Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share.  Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively.  In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $4.7 billion of assets under management (as of December 31, 2019).  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 236 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia.  Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE:  WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Twelve Months Ended
STATEMENT OF INCOME	December 31,			December 31,
	2019	2018	% Change	2019	2018	% Change
Interest and dividend income
Loans, including fees	$105,879	$97,685	8.4	$393,166	$331,961	18.4
Interest and dividends on securities:
Taxable	16,586	16,196	2.4	65,648	56,898	15.4
Tax-exempt	4,563	5,562	(18.0)	20,006	20,778	(3.7)
Total interest and dividends on securities	21,149	21,758	(2.8)	85,654	77,676	10.3
Other interest income	1,281	1,944	(34.1)	5,433	5,320	2.1
Total interest and dividend income	128,309	121,387	5.7	484,253	414,957	16.7
Interest expense
Interest bearing demand deposits	4,054	4,000	1.4	16,805	13,144	27.9
Money market deposits	2,143	1,683	27.3	8,024	5,016	60.0
Savings deposits	935	452	106.9	2,995	1,225	144.5
Certificates of deposit	3,800	3,662	3.8	15,631	12,450	25.6
Total interest expense on deposits	10,932	9,797	11.6	43,455	31,835	36.5
Federal Home Loan Bank borrowings	7,279	6,191	17.6	26,548	23,333	13.8
Other short-term borrowings	1,009	1,221	(17.4)	5,401	3,717	45.3
Subordinated debt and junior subordinated debt	2,125	2,411	(11.9)	8,945	8,836	1.2
Total interest expense	21,345	19,620	8.8	84,349	67,721	24.6
Net interest income	106,964	101,767	5.1	399,904	347,236	15.2
Provision for credit losses	1,824	2,854	(36.1)	11,198	7,764	44.2
Net interest income after provision for credit losses	105,140	98,913	6.3	388,706	339,472	14.5
Non-interest income
Trust fees	6,699	6,103	9.8	26,579	24,623	7.9
Service charges on deposits	7,171	7,387	(2.9)	26,974	23,670	14.0
Electronic banking fees	4,336	6,604	(34.3)	22,634	23,300	(2.9)
Net securities brokerage revenue	1,393	1,871	(25.5)	6,990	7,186	(2.7)
Bank-owned life insurance	1,882	1,312	43.4	5,913	6,427	(8.0)
Mortgage banking income	2,957	1,543	91.6	8,219	5,840	40.7
Net securities gains	520	(1,303)	139.9	4,320	(900)	580.0
Net gain on other real estate owned and other assets	61	(117)	152.1	732	524	39.7
Other income	5,819	3,161	84.1	14,355	9,606	49.4
Total non-interest income	30,838	26,561	16.1	116,716	100,276	16.4
Non-interest expense
Salaries and wages	36,984	32,389	14.2	132,485	114,602	15.6
Employee benefits	9,894	7,298	35.6	39,313	30,079	30.7
Net occupancy	6,162	5,455	13.0	22,505	19,165	17.4
Equipment	5,570	4,667	19.3	20,494	17,207	19.1
Marketing	2,059	1,402	46.9	6,062	5,368	12.9
FDIC insurance	668	927	(27.9)	1,956	3,242	(39.7)
Amortization of intangible assets	2,916	2,762	5.6	10,340	6,980	48.1
Restructuring and merger-related expense	11,522	1,389	729.5	16,397	17,860	(8.2)
Other operating expenses	16,781	14,701	14.1	62,656	50,721	23.5
Total non-interest expense	92,556	70,990	30.4	312,208	265,224	17.7
Income before provision for income taxes	43,422	54,484	(20.3)	193,214	174,524	10.7
Provision for income taxes	7,046	10,556	(33.3)	34,341	31,412	9.3
Net Income	$36,376	$43,928	(17.2)	$158,873	$143,112	11.0

Taxable equivalent net interest income	$108,177	$103,246	4.8	$405,222	$352,759	14.9

Per common share data
Net income per common share - basic	$0.60	$0.80	(25.0)	$2.83	$2.93	(3.4)
Net income per common share - diluted	0.60	0.80	(25.0)	2.83	2.92	(3.1)
Net income per common share - diluted, excluding certain items (1)(2)	0.75	0.82	(8.5)	3.06	3.21	(4.7)
Dividends declared	0.31	0.29	6.9	1.24	1.16	6.9
Book value (period end)	38.24	36.24	5.5	38.24	36.24	5.5
Tangible book value (period end) (1)	21.55	19.63	9.8	21.55	19.63	9.8
Average common shares outstanding - basic	60,461,325	54,598,142	10.7	56,108,084	48,889,041	14.8
Average common shares outstanding - diluted	60,562,366	54,706,691	10.7	56,214,364	49,022,990	14.7
Period end common shares outstanding	67,824,428	54,598,134	24.2	67,824,428	54,598,134	24.2

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) Certain items excluded from the calculation consist of after-tax merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios

	For the Twelve Months Ended
	December 31,
	2019	2018	% Change
Return on average assets	1.24%	1.26%	(1.59)%
Return on average assets, excluding
after-tax merger-related expenses	1.34	1.39	(3.60)
Return on average equity	7.49	8.68	(13.71)
Return on average equity, excluding
after-tax merger-related expenses	8.11	9.54	(14.99)
Return on average tangible equity (1)	14.01	16.24	(13.73)
Return on average tangible equity, excluding
after-tax merger-related expenses	15.10	17.78	(15.07)
Yield on earning assets (2)	4.37	4.19	4.30
Cost of interest bearing liabilities	1.05	0.92	14.13
Net interest spread (2)	3.32	3.27	1.53
Net interest margin (2)	3.62	3.52	2.84
Efficiency (1) (2)	56.68	54.60	3.81
Average loans to average deposits	88.59	87.60	1.13
Annualized net loan charge-offs/average loans	0.09	0.06	50.00
Effective income tax rate	17.77	18.00	(1.28)

	For the Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2019	2019	2019	2019	2018
Return on average assets	1.04%	1.19%	1.44%	1.31%	1.39%
Return on average assets, excluding
after-tax merger-related expenses	1.30	1.23	1.44	1.39	1.42
Return on average equity	6.20	7.06	8.77	8.17	8.94
Return on average equity, excluding
after-tax merger-related expenses	7.75	7.32	8.78	8.67	9.16
Return on average tangible equity (1)	11.53	13.06	16.35	15.65	17.67
Return on average tangible equity, excluding
after-tax merger-related expenses	14.24	13.50	16.38	16.56	18.09
Yield on earning assets (2)	4.25	4.34	4.45	4.45	4.42
Cost of interest bearing liabilities	0.99	1.09	1.08	1.06	0.97
Net interest spread (2)	3.26	3.25	3.37	3.39	3.45
Net interest margin (2)	3.55	3.56	3.67	3.68	3.72
Efficiency (1) (2)	58.29	57.57	54.87	55.89	53.62
Average loans to average deposits	90.78	88.96	87.35	87.01	85.94
Annualized net loan charge-offs/average loans	0.20	0.04	0.05	0.07	0.14
Effective income tax rate	16.23	18.24	18.40	18.01	19.37
Trust assets, market value at period end	$4,719,966	$4,443,430	$4,544,103	$4,514,013	$4,269,961

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

					% Change
	December 31,			September 30,	September 30, 2019
Balance sheets	2019	2018	% Change	2018	to December 31, 2019
Assets
Cash and due from banks	$182,905	$124,650	46.7	$209,606	(12.7)
Due from banks - interest bearing	51,891	44,536	16.5	34,727	49.4
Securities:
Equity securities, at fair value	12,343	11,737	5.2	11,644	6.0
Available-for-sale debt securities, at fair value	2,393,558	2,114,129	13.2	2,209,199	8.3
Held-to-maturity debt securities (fair values of $874,523; $1,020,743 and $877,809, respectively)	851,753	1,020,934	(16.6)	852,824	(0.1)
Total securities	3,257,654	3,146,800	3.5	3,073,667	6.0
Loans held for sale	43,013	8,994	378.2	20,715	107.6
Portfolio loans:
Commercial real estate	5,725,008	3,853,695	48.6	3,854,653	48.5
Commercial and industrial	1,644,699	1,265,460	30.0	1,332,275	23.5
Residential real estate	1,873,647	1,611,607	16.3	1,638,574	14.3
Home equity	649,678	599,331	8.4	587,745	10.5
Consumer	374,953	326,188	14.9	343,505	9.2
Total portfolio loans, net of unearned income	10,267,985	7,656,281	34.1	7,756,752	32.4
Allowance for loan losses	(52,429)	(48,948)	(7.1)	(54,317)	3.5
Net portfolio loans	10,215,556	7,607,333	34.3	7,702,435	32.6
Premises and equipment, net	261,014	166,925	56.4	178,344	46.4
Accrued interest receivable	43,648	38,853	12.3	37,156	17.5
Goodwill and other intangible assets, net	1,149,153	918,850	25.1	914,705	25.6
Bank-owned life insurance	299,516	225,317	32.9	229,349	30.6
Other assets	215,762	176,374	22.3	193,183	11.7
Total Assets	$15,720,112	$12,458,632	26.2	$12,593,887	24.8
Liabilities
Deposits:
Non-interest bearing demand	$3,178,270	$2,441,041	30.2	$2,476,392	28.3
Interest bearing demand	2,316,855	2,146,508	7.9	2,128,581	8.8
Money market	1,518,314	1,142,925	32.8	1,085,732	39.8
Savings deposits	1,934,647	1,645,549	17.6	1,698,125	13.9
Certificates of deposit	2,055,920	1,455,610	41.2	1,275,533	61.2
Total deposits	11,004,006	8,831,633	24.6	8,664,363	27.0
Federal Home Loan Bank borrowings	1,415,615	1,054,174	34.3	1,161,092	21.9
Other short-term borrowings	282,362	290,522	(2.8)	325,247	(13.2)
Subordinated debt and junior subordinated debt	199,869	189,842	5.3	156,632	27.6
Total borrowings	1,897,846	1,534,538	23.7	1,642,971	15.5
Accrued interest payable	8,077	4,627	74.6	5,273	53.2
Other liabilities	216,262	109,007	98.4	180,011	20.1
Total Liabilities	13,126,191	10,479,805	25.3	10,492,618	25.1
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2019 and 2018, respectively; 68,078,116, 54,604,294 and 54,698,250 shares issued, respectively; 67,824,428, 54,598,134 and 54,691,225 shares outstanding, respectively	141,827	113,758	24.7	113,954	24.5
Capital surplus	1,636,966	1,166,701	40.3	1,169,595	40.0
Retained earnings	824,694	737,581	11.8	809,332	1.9
Treasury stock (253,688, 6,160 and 7,025 shares - at cost, respectively)	(9,463)	(274)	(3,353.6)	(252)	(3,655.2)
Accumulated other comprehensive income (loss)	1,201	(37,871)	103.2	9,922	(87.9)
Deferred benefits for directors	(1,304)	(1,068)	(22.1)	(1,282)	(1.7)
Total Shareholders' Equity	2,593,921	1,978,827	31.1	2,101,269	23.4
Total Liabilities and Shareholders' Equity	$15,720,112	$12,458,632	26.2	$12,593,887	24.8

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019		2018		2019		2018
Average balance sheet and net interest margin	Average	Average	Average	Average	Average	Average	Average	Average
analysis	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$67,820	2.00%	$169,189	2.21%	$71,312	2.41%	$80,535	2.24%
Loans, net of unearned income (1)	8,842,437	4.75	7,685,430	5.04	7,991,107	4.92	7,013,877	4.73
Securities: (2)
Taxable	2,474,024	2.68	2,317,542	2.80	2,366,631	2.77	2,109,191	2..70
Tax-exempt (3)	655,443	3.52	818,456	3.44	722,388	3.51	768,304	3.42
Total securities	3,129,467	2.86	3,135,998	2.96	3,089,019	2.95	2,877,495	2.89
Other earning assets	59,750	6.31	52,691	7.62	53,919	6.89	55,302	6.37
Total earning assets (3)	12,099,474	4.25%	11,043,308	4.42%	11,205,357	4.37%	10,027,209	4.19%
Other assets	1,819,956		1,522,572		1,648,563		1,310,170
Total Assets	$13,919,430		$12,565,880		$12,853,920		$11,337,379

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$2,224,423	0.72%	$2,183,732	0.73%	$2,155,211	0.78%	$1,929,876	0.68%
Money market accounts	1,291,999	0.66	1,153,806	0.58	1,165,346	0.69	1,049,059	0.48
Savings deposits	1,799,617	0.21	1,647,144	0.11	1,705,858	0.18	1,454,525	0.08
Certificates of deposit	1,613,060	0.93	1,486,471	0.98	1,442,745	1.08	1,396,446	0.89
Total interest bearing deposits	6,929,099	0.63	6,471,153	0.60	6,469,160	0.67	5,829,906	0.55
Federal Home Loan Bank borrowings	1,188,220	2.43	1,069,944	2.30	1,074,715	2.47	1,121,108	2.08
Other borrowings	304,554	1.31	301,813	1.60	317,585	1.70	260,388	1.43
Subordinated debt and junior subordinated debt	174,067	4.84	189,769	5.04	170,983	5.23	176,866	5.00
Total interest bearing liabilities	8,595,940	0.99%	8,032,679	0.97%	8,032,443	1.05%	7,388,268	0.92%
Non-interest bearing demand deposits	2,811,367		2,472,076		2,550,864		2,177,142
Other liabilities	183,002		111,595		150,618		123,544
Shareholders' equity	2,329,121		1,949,530		2,119,995		1,648,425
Total Liabilities and Shareholders' Equity	$13,919,430		$12,565,880		$12,853,920		$11,337,379
Taxable equivalent net interest spread		3.26%		3.45%		3.32%		3.27%
Taxable equivalent net interest margin		3.55%		3.72%		3.62%		3.52%

(1)	Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.

Loan fees included in interest income on loans are $0.5 million and $0.9 million for the three months ended December 31, 2019 and 2018 and $1.8 million and $3.4 million for the year ended December 31, 2019 and 2018, respectively.

Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $4.9 million and $8.1 million for the three months ended December 31, 2019 and 2018 and $17.9 million and $11.7 million for the year ended December 31, 2019 and 2018, respectively.

Accretion on interest bearing liabilities acquired from the prior acquisitions was $1.9 million and $0.5 million for the three months ended December 31, 2019 and 2018, respectively, and $2.8 million and $2.0 million for the year ended December 31, 2019 and 2018, respectively.

(2)	Average yields on available-for-sale securities are calculated based on amortized cost.
(3)	Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Dec. 31,	Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Statement of Income	2019	2019		2019		2019		2018
Interest income	$105,879	$95,369		$96,415		$95,502		$97,685
Loans, including fees
Interest and dividends on securities:	16,586	15,887		16,444		16,733		16,196
Taxable	4,563	4,759		5,142		5,541		5,562
Tax-exempt	21,149	20,646		21,586		22,274		21,758
Total interest and dividends on securities	1,281	1,333		1,542		1,277		1,944
Other interest income	128,309	117,348		119,543		119,053		121,387
Total interest and dividend income
Interest expense	4,054	4,489		4,314		3,946		4,000
Interest bearing demand deposits	2,143	1,973		2,009		1,899		1,683
Money market deposits	935	861		678		522		452
Savings deposits	3,800	3,830		4,098		3,903		3,662
Certificates of deposit	10,932	11,153		11,099		10,270		9,797
Total interest expense on deposits	7,279	6,645		6,287		6,337		6,191
Federal Home Loan Bank borrowings	1,009	1,353		1,483		1,556		1,221
Other short-term borrowings	2,125	2,077		2,214		2,529		2,411
Subordinated debt and junior subordinated debt	21,345	21,228		21,083		20,692		19,620
Total interest expense	106,964	96,120		98,460		98,361		101,767
Net interest income	1,824	4,121		2,747		2,507		2,854
Provision for credit losses	105,140	91,999		95,713		95,854		98,913
Net interest income after provision for credit losses
Non-interest income	6,699	6,425		6,339		7,115		6,103
Trust fees	7,171	7,056		6,197		6,549		7,387
Service charges on deposits	4,336	5,253		7,154		5,892		6,604
Electronic banking fees	1,393	1,765		1,973		1,860		1,871
Net securities brokerage revenue	1,882	1,373		1,340		1,319		1,312
Bank-owned life insurance	2,957	2,588		1,618		1,056		1,543
Mortgage banking income	520	235		2,909		657		(1,303)
Net securities gains/(losses)	61	158		376		136		(117)
Net gain/(loss) on other real estate owned and other assets	5,819	2,097		3,250		3,189		3,161
Other income	30,838	26,950		31,156		27,773		26,561
Total non-interest income
Non-interest expense	36,984	32,915		31,646		30,940		32,389
Salaries and wages	9,894	9,726		9,705		9,989		7,298
Employee benefits	6,162	5,392		5,385		5,566		5,455
Net occupancy	5,570	5,273		4,818		4,833		4,667
Equipment	2,059	1,505		1,254		1,243		1,402
Marketing	668	(1,221)		1,155		1,353		927
FDIC insurance	2,916	2,446		2,465		2,514		2,762
Amortization of intangible assets	11,522	1,688		81		3,107		1,389
Restructuring and merger-related expense	16,781	15,544		15,443		14,887		14,701
Other operating expenses	92,556	73,268		71,952		74,432		70,990
Total non-interest expense	43,422	45,681		54,917		49,195		54,484
Income before provision for income taxes	7,046	8,334		10,103		8,858		10,556
Provision for income taxes	$36,376	$37,347		$44,814		$40,337		$43,928
Net Income

Taxable equivalent net interest income	$108,177	$97,385		$99,827		$99,834		$103,246

Per common share data
Net income per common share - basic	0.60	0.68		0.82		0.74		0.80
Net income per common share - diluted	0.60	0.68		0.82		0.74		0.80
Net income per common share - diluted, excluding certain items (1)(2)	0.75	0.71	#	0.82	#	0.78	#	0.82
Dividends declared	0.31	0.31		0.31		0.31		0.29
Book value (period end)	38.24	38.42		37.92		37.05		36.24
Tangible book value (period end) (1)	21.55	21.89		21.40		20.49		19.63
Average common shares outstanding - basic	60,461,325	54,695,578		54,628,029		54,598,499		54,598,142
Average common shares outstanding - diluted	60,562,366	54,751,344		54,773,521		54,706,337		54,706,691
Period end common shares outstanding	67,824,428	54,691,225		54,697,199		54,599,127		54,598,134
Full time equivalent employees	2,705	2,330		2,353		2,329		2,388

(1)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(2)	Certain items excluded from the calculation consist of after-tax merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2019		2019		2019		2019		2018
Non-performing assets:
Troubled debt restructurings - accruing	$5,431		$5,840		$5,487		$5,481		$5,744
Non-accrual loans:
Troubled debt restructurings	1,422		1,345		1,924		2,936		2,855
Other non-accrual loans (1)	43,491		33,456		30,974		27,291		27,845
Total non-accrual loans	44,913		34,801		32,898		30,227		30,700
Total non-performing loans	50,344		40,641		38,385		35,708		36,444
Other real estate and repossessed assets	4,178		3,678		4,973		6,001		7,265
Total non-performing assets	$54,522		$44,319		$43,358		$41,709		$43,709

Past due loans (2):
Loans past due 30-89 days	$36,330		$17,906		$15,446		$21,433		$19,569
Loans past due 90 days or more	11,613		5,425		2,634		2,740		4,077
Total past due loans	$47,943		$23,331		$18,080		$24,173		$23,646

Criticized and classified loans (3):
Criticized loans (1)	$118,959		$78,880		$73,236		$69,691		$51,710
Classified loans (1)	103,519		95,071		41,004		39,412		31,244
Total criticized and classified loans	$222,478		$173,951		$114,240		$109,103		$82,954

Loans past due 30-89 days / total portfolio loans	0.35%		0.23%		0.20%		0.28%		0.26%
Loans past due 90 days or more / total portfolio loans	0.11		0.07		0.03		0.04		0.05
Non-performing loans / total portfolio loans	0.49		0.52		0.50		0.47		0.48
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.53		0.57		0.56		0.54		0.57
Non-performing assets / total assets	0.35		0.35		0.35		0.33		0.35
Criticized and classified loans / total portfolio loans	2.17		2.24		1.48		1.42		1.08

Allowance for loan losses
Allowance for loan losses	$52,429		$54,317		$50,859		$48,866		$48,948
Provision for credit losses	1,824		4,121		2,747		2,507		2,854
Net loan and deposit account overdraft charge-offs	4,476		791		947		1,370		2,750
Annualized net loan charge-offs /average loans	0.20%		0.04%		0.05%		0.07%		0.14%
Allowance for loan losses / total portfolio loans	0.51%		0.70%		0.66%		0.64%		0.64%
Allowance for loan losses / non-performing loans	1.04	x	1.34	x	1.32	x	1.37	x	1.34	x
Allowance for loan losses / non-performing loans and loans past due	0.53	x	0.85	x	0.90	x	0.82	x	0.81	x

	Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2019	2019	2019	2019	2018
Capital ratios
Tier I leverage capital	11.30%	11.30%	11.09%	10.98%	10.74%
Tier I risk-based capital	12.89	15.40	15.39	15.31	15.09
Total risk-based capital	15.12	16.36	16.32	16.22	15.99
Common equity tier 1 capital ratio (CET 1)	12.89	13.87	13.83	13.48	13.14
Average shareholders' equity to average assets	16.73	16.80	16.42	16.01	15.51
Tangible equity to tangible assets (4)	10.02	10.24	10.10	9.57	9.28

(1) Non-accrual loans includes $3.8 million of OLBK loans, total past due loans includes $23.3 million of OLBK loans, criticized loans includes $13.0 million of OLBK loans and classified loans includes $17.7 million of OLBK loans.

(2) Excludes non-performing loans.
(3) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

WESBANCO, INC. Consolidated Selected Financial Highlights

(unaudited, dollars in thousands)

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2019	2019	2019	2019	2018	2019	2018
Return on average assets, excluding after-tax merger-related expenses:
Net income (annualized)	$144,317	$148,169	$179,748	$163,589	$174,280	$158,873	$143,112
Plus: after-tax merger-related expenses (annualized) (1)	36,113	5,291	257	9,954	4,353	12,954	14,109
Net income excluding after-tax merger-related expenses (annualized)	180,430	153,460	180,005	173,543	178,633	171,827	157,221

Average total assets	$13,919,430	$12,488,153	$12,489,663	$12,510,032	$12,565,880	$12,853,920	$11,337,379

Return on average tangible assets, excluding after-tax merger-related expenses	1.30%	1.23%	1.44%	1.39%	1.42%	1.34%	1.39%

Return on average equity, excluding after-tax merger-related expenses:
Net income (annualized)	$144,317	$148,169	$179,748	$163,589	$174,280	$158,873	$143,112
Plus: after-tax merger-related expenses (annualized) (1)	36,113	5,291	257	9,954	4,353	12,954	14,109
Net income excluding after-tax merger-related expenses (annualized)	180,430	153,460	180,005	173,543	178,633	171,827	157,221

Average total shareholders' equity	2,329,121	2,097,534	2,050,190	2,002,710	1,949,530	2,119,995	1,648,425

Return on average tangible equity, excluding after-tax merger-related expenses	7.75%	7.32%	8.78%	8.67%	9.16%	8.11%	9.54%

Return on average tangible equity:
Net income (annualized)	$144,317	$148,169	$179,748	$163,589	$174,280	$158,873	$143,112
Plus: amortization of intangibles (annualized) (1)	9,139	7,666	7,811	8,055	8,657	8,169	5,514
Net income before amortization of intangibles (annualized)	153,456	155,835	187,559	171,644	182,937	167,042	148,626

Average total shareholders' equity	2,329,121	2,097,534	2,050,190	2,002,710	1,949,530	2,119,995	1,648,425
Less: average goodwill and other intangibles, net of def. tax liability	(997,658)	(904,204)	(903,243)	(906,041)	(914,214)	(927,974)	(732,978)
Average tangible equity	$1,331,463	$1,193,330	$1,146,947	$1,096,669	$1,035,316	$1,192,021	$915,447

Return on average tangible equity	11.53%	13.06%	16.35%	15.65%	17.67%	14.01%	16.24%

Return on average tangible equity, excluding after-tax merger-related expenses:
Net income (annualized)	$144,317	$148,169	$179,748	$163,589	$174,280	$158,873	$143,112
Plus: after-tax merger-related expenses (annualized) (1)	36,113	5,291	257	9,954	4,353	12,954	14,109
Plus: amortization of intangibles (annualized) (1)	9,139	7,666	7,811	8,055	8,657	8,169	5,514
Net income before amortization of intangibles and excluding after-tax merger-related expenses (annualized)	189,569	161,126	187,816	181,598	187,290	179,996	162,735

Average total shareholders' equity	2,329,121	2,097,534	2,050,190	2,002,710	1,949,530	2,119,995	1,648,425
Less: average goodwill and other intangibles, net of def. tax liability	(997,658)	(904,204)	(903,243)	(906,041)	(914,214)	(927,974)	(732,978)
Average tangible equity	$1,331,463	$1,193,330	$1,146,947	$1,096,669	$1,035,316	$1,192,021	$915,447

Return on average tangible equity, excluding after-tax merger-related expenses	14.24%	13.50%	16.38%	16.56%	18.09%	15.10%	17.78%

Efficiency ratio:
Non-interest expense	$92,556	$73,268	$71,952	$74,432	$70,990	$312,208	$265,224
Less: restructuring and merger-related expense	(11,522)	(1,688)	(81)	(3,107)	(1,389)	(16,397)	(17,860)
Non-interest expense excluding restructuring and merger-related expense	81,034	71,580	71,871	71,325	69,601	295,811	247,364

Net interest income on a fully taxable equivalent basis	108,177	97,385	99,827	99,834	103,246	405,222	352,760
Non-interest income	30,838	26,950	31,156	27,773	26,561	116,716	100,276
Net interest income on a fully taxable equivalent basis plus non-interest income	$139,015	$124,335	$130,983	$127,607	$129,807	$521,938	$453,036
Efficiency Ratio	58.29%	57.57%	54.87%	55.89%	53.62%	56.68%	54.60%

Net income, excluding after-tax merger-related expenses:
Net income	$36,376	$37,347	$44,814	$40,337	$43,928	$158,873	$143,112
Add: After-tax merger-related expenses (1)	9,102	1,334	64	2,454	1,097	12,954	14,109
Net income, excluding after-tax merger-related expenses	$45,478	$38,681	$44,878	$42,791	$45,025	$171,827	$157,221

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$0.60	$0.68	$0.82	$0.74	$0.80	$2.83	$2.92
Add: After-tax merger-related expenses per diluted share (1)	0.15	0.03	0.00	0.04	0.02	0.23	0.29
Net income, excluding after-tax merger-related expenses per diluted share	$0.75	$0.71	$0.82	$0.78	$0.82	$3.06	$3.21

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2019	2019	2019	2019	2018
Tangible book value per share:
Total shareholders' equity	$2,593,921	$2,101,269	$2,074,116	$2,023,139	$1,978,827
Less: goodwill and other intangible assets, net of def. tax liability	(1,132,262)	(904,256)	(903,729)	(904,144)	(906,887)
Tangible equity	1,461,659	1,197,013	1,170,387	1,118,995	1,071,940

Common shares outstanding	67,824,428	54,691,225	54,697,199	54,599,127	54,598,134

Tangible book value per share	$21.55	$21.89	$21.40	$20.49	$19.63

Tangible equity to tangible assets:
Total shareholders' equity	$2,593,921	$2,101,269	$2,074,116	$2,023,139	$1,978,827
Less: goodwill and other intangible assets, net of def. tax liability	(1,132,262)	(904,256)	(903,729)	(904,144)	(906,887)
Tangible equity	1,461,659	1,197,013	1,170,387	1,118,995	1,071,940

Total assets	15,720,112	12,593,887	12,494,653	12,601,408	12,458,632
Less: goodwill and other intangible assets, net of def. tax liability	(1,132,262)	(904,256)	(903,729)	(904,144)	(906,887)
Tangible assets	$14,587,850	$11,689,631	$11,590,924	$11,697,264	$11,551,745

Tangible equity to tangible assets	10.02%	10.24%	10.10%	9.57%	9.28%

(1) Tax effected at 21% for all periods presented.